Exhibit 10.58

AMENDMENT To

EQUIPMENT LEASE AGREEMENT

THIS AMENDMENT TO EQUIPMENT LEASE AGREEMENT (this “Amendment”) is entered into April 15, 2019, by and between Sheehy Enterprises, Inc., a Wisconsin corporation (the “Lessor”), and Sheehy Mail Contractors, Inc., a Wisconsin corporation (the “Lessee”). Capitalized terms used herein and not otherwise defined have the meanings given to such terms in the Original Agreement (as defined below).

RECITALS

A. The Lessor and Lessee entered into that certain Equipment Lease Agreement effective January 2, 2019 (the “Original Agreement”).

B. The Parties desire to amend the Original Agreement as set forth herein.

AGREEMENTS

In consideration of the promises herein, the recitals set forth above, which are incorporated into this Amendment by this reference, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment agree as follows:

1. Amendment of Section 2.

Section 2 of the Original Agreement is hereby deleted in its entirety and replaced with the following:

2. Lease Payments. Lessor and Lessee acknowledge that effective January 2, 2019, EVO Transportation & Energy Services, Inc. promised to pay $400,000 to Lessor as an initial payment under the Original Agreement pursuant to a promissory note dated January 2, 2019. Commencing on the Effective Date, the Lessee agrees to pay to the Lessor an amount equal to $83,333.00 per month (each, a “Lease Payment”) for 48 months (the “Lease Term”), unless earlier terminated in accordance with this Agreement. The first Lease Payment will be made on the Effective Date. Thereafter, Lease Payments during the Lease Term will be due on each subsequent monthly anniversary of the Effective Date.

2. No Other Amendments. Except as amended hereby, the Original Agreement shall in all other respects remain in full force and effect.

3. Third Party Benefit. Nothing in this Amendment, expressed or implied, is intended to confer on any person other than the parties to this Amendment or their respective successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Amendment.

4. Governing Law and Forum. All issues and questions concerning the construction, validity, enforcement, and interpretation of this Amendment will be governed by the governing law, jurisdiction, waiver of jury trial, and other provisions set forth in Section 8.5 of the Option Agreement.

5. Counterparts. This Amendment may be executed simultaneously with original, facsimile, or.pdf signatures in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

***Signature Page Follows***

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to Equipment Lease Agreement to be duly executed as of the day and year first above written.

LESSOR:

SHEEHY ENTERPRISES, INC.

By:
Name:	John Sheehy
Its:	Chief Executive Officer

LESSEE:

EVO Transportation & Energy Services, Inc. on behalf of:

SHEEHY MAIL CONTRACTORS, INC.

By:	/s/ Damon Cuzick
Name:	Damon Cuzick
Its:	President